UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 20, 2011
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code
Registrant's telephone number, including area code:  (973) 994-3999
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant's Current Report on Form 8−K filed on April 20, 2011 (the “Original Filing”) is being filed solely for the purpose of including disclosures under Item 2.01 (Completion of Acquisition or Disposition of Assets) and Exhibit 99.2. Except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2011, Columbia Laboratories, Inc. (“Columbia” or “Company”) entered into an asset purchase agreement (“Asset Purchase Agreement”) and a license agreement (“License Agreement”) with Actient Pharmaceuticals, LLC (“Actient”), Lake Forest, IL, relating to the sale of certain assets and the licensing of certain intellectual property related to Striant® testosterone buccal system (“Striant” or “Product”) in the United States.

Under the Asset Purchase Agreement, the Company has agreed to sell to Actient certain assets primarily related to Striant in the United States, it territories, and possessions (“Territory”), including, but not limited to the Product New Drug Application (NDA) and other regulatory approvals in the Territory; the Striant trademark, trade dress and other promotional materials used primarily to promote, market and sell the Product in the Territory; on-hand Product inventories as of the closing; and other ancillary assets and rights.

In consideration of the assets and rights acquired under the Asset Purchase Agreement, Actient will make a one-time payment at closing to Columbia of $3.1 million.

Under the License Agreement, Columbia has granted to Actient an exclusive (even as to Columbia) irrevocable, perpetual and transferable license in the Territory under the intellectual property primarily related to the Product, including a license relating to Columbia's progressive hydration technology used in Striant, for use in the treatment of hypogonadism and other indications related to low testosterone levels in men.

In consideration of the rights granted under the License Agreement, Actient will pay Columbia a royalty on Actient's net sales of the Product in the Territory. No royalty is payable on net sales less than ten million dollars ($10,000,000) annually. A seven percent (7%) royalty is payable on sales between ten million dollars ($10,000,000) and twenty million dollars ($20,000,000) annually. And a ten percent (10%) royalty is due on sales in excess of twenty million dollars ($20,000,000) annually. The royalty is reduced by fifty percent (50%) upon the expiration or other termination of the Striant patent and eliminated in the event of the launch of a generic to Striant after the expiration or other termination of the Striant patent. No royalty is due after ten years from closing.

Other than the Asset Purchase Agreement, there is no material relationship between the parties.

The above summary of the material terms of the Asset Purchase Agreement and the License Agreement does not purport to be complete and provides only a general description of the Asset Purchase Agreement and the License Agreement and, thus, should be read together with, and is qualified in its entirety by reference to, the entire Asset Purchase Agreement and the License Agreement, which have been filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 1.02 Termination of a Material Agreement

On April 20, 2011, the Company's wholly owned subsidiary, Columbia Laboratories (Bermuda) Ltd. (“Columbia Bermuda”) entered into a letter agreement with Mipharm S.p.A. (“Mipharm”), the manufacturer of Striant, relating to the assignment of certain rights and obligations to Actient (the “U.S. Supply Agreement Assignment”). Under the U.S. Supply Agreement Assignment, Columbia Bermuda and Mipharm have agreed to amend the semi-exclusive supply agreement dated May 7, 2002 by and between Columbia Bermuda and Mipharm relating to the supply of Striant (“Mipharm Supply Agreement”), to permit the assignment by Columbia Bermuda of its rights and obligations under the Supply Agreement to Actient relating to supply of Product for sale solely in the U.S. The Mipharm Supply Agreement shall otherwise remain in full force and effect as it relates to supply of Product outside of the U.S.

Other than the U.S. Supply Agreement Assignment and the Mipharm Supply Agreement, there is no material relationship between the parties.

The above summary of the material terms of the U.S. Supply Agreement Assignment does not purport to be complete and provides only a general description of the U.S. Supply Agreement Assignment and, thus, should be read together with, and is qualified in its entirety by reference to, the entire U.S. Supply Agreement Assignment, which has been filed as Exhibit 10.3 hereto, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Descriptions of the Asset Purchase Agreement and License Agreement are set forth under Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this item.

Item 8.01 Other Events

On April 20, 2011, the Company issued a press release entitled "Actient Pharmaceuticals LLC Acquires U.S. Rights to STRIANT from Columbia Laboratories". A copy is attached hereto as Exhibit 99.1.

On March 11, 2011, Columbia Bermuda entered into a license and supply agreement with The Urology Company Limited, a subsidiary of Plethora Solutions Holdings PLC, London, England (“TUC”) relating to rights to Striant in the United Kingdom and other countries in Europe (“TUC License and Supply Agreement”).

Under the TUC License and Supply Agreement, Columbia Bermuda has licensed to TUC certain patents, trademarks, and intellectual property relating to Striant in the United Kingdom and other European countries (“TUC Territory”). TUC will assume responsibility and expenses relating to all marketing authorizations and other regulatory obligations in the TUC Territory and will use commercially reasonable efforts, at its own expense, to transfer the marketing authorizations in the United Kingdom and Italy to TUC and to gain approval of marketing authorizations in other countries within the TUC Territory. Columbia Bermuda will supply Product to TUC for sale in the TUC Territory under the Mipharm Supply Agreement at one hundred ten percent (110%) of Columbia Bermuda's cost of goods.

The term of the TUC License and Supply agreement shall continue until the last to expire patent covering the Product, unless otherwise terminated earlier. In addition to other usual and customary termination provisions, Columbia Bermuda may terminate the agreement in the event TUC fails to gain approval of marketing authorizations in at least three (3) selected European countries by December 31, 2012, provided however, that if TUC gains approval of marketing authorizations in two (2) such European countries, TUC shall have until December 31, 2013 to gain at least one (1) additional approval.

In consideration of the rights and obligations granted under the TUC License and Supply Agreement, TUC will pay a royalty to Columbia Bermuda equal to 20% of TUC's net sales of the Product in countries in which TUC directly markets and sells the Product, and a 20% share of TUCs gross profit in countries in which TUC partners with a third-party for sale of the Product. Columbia Bermuda does not expect to receive any revenue from TUC in 2011, and future revenues will depend on TUC success in obtaining marketing authorizations in additional countries and marketing the Product. As a result, the Company does not consider the TUC License and Supply Agreement to be material.

Other than the TUC License and the Supply Agreement, there is no material relationship between the parties.

The above summary of the material terms of the TUC License and Supply Agreement does not purport to be complete and provides only a general description of the TUC License and Supply Agreement and, thus, should be read together with, and is qualified in its entirety by reference to, the entire TUC License and Supply Agreement, which has been filed as Exhibit 10.4 hereto, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(a) None
(b) Pro forma financial information
(c) None
(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated April 20, 2011, between Actient Pharmaceuticals LLC, and Columbia Laboratories, Inc.
10.2	License Agreement dated April 20, 2011, between Actient Pharmaceuticals LLC, and Columbia Laboratories, Inc.
10.3	U.S. Supply Agreement Assignment dated April 20, 2011, between Mipharm S.p.A., and Columbia Laboratories (Bermuda), Ltd.
10.4	License and Supply Agreement dated March 11, 2011, between The Urology Company Limited and Columbia Laboratories (Bermuda), Ltd.
99.1	Press Release dated April 20, 2011, entitled "Actient Pharmaceuticals LLC Acquires U.S. Rights to STRIANT from Columbia Laboratories".
99.2	Unaudited Pro Forma Financial Statements of Columbia Laboratories, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2011
COLUMBIA LABORATORIES, INC.
By: /s/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement dated April 20, 2011, between Actient Pharmaceuticals LLC, and Columbia Laboratories, Inc.
10.2	License Agreement dated April 20, 2011, between Actient Pharmaceuticals LLC, and Columbia Laboratories, Inc.
10.3	U.S. Supply Agreement Assignment dated April 20, 2011, between Mipharm S.p.A., and Columbia Laboratories (Bermuda), Ltd.
10.4	License and Supply Agreement dated March 11, 2011, between The Urology Company Limited and Columbia Laboratories (Bermuda), Ltd.
99.1	Press Release dated April 20, 2011, entitled "Actient Pharmaceuticals LLC Acquires U.S. Rights to STRIANT from Columbia Laboratories".
99.2	Unaudited Pro Forma Financial Statements of Columbia Laboratories, Inc.